EXHIBIT 5.1



                               David B. Stocker
                               Attorney at Law
                       Suite 234 Valley Commerce Center
                          4745 North Seventh Street
                            Phoenix, Arizona 85014
                           Telephone: 602-235-9080
                           Facsimile: 602-235-9040


                               January 13, 2004


Medical Staffing Solutions, Inc.
8105 Leesburg Pike, Suite 1200
Vienna, VA 22182

 Re:  MEDICAL STAFFING SOLUTIONS, INC. (THE "CORPORATION")
            REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION
  STATEMENT")

Gentlemen:

 We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 4,000,000 shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock").

 We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as
Exhibit 5.1 to the Registration Statement.

 We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

 Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

 We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

                  Very truly yours,

                  /s/ David B. Stocker
                  --------------------
                  David B. Stocker